Exhibit 3.3

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF INCORPORATION OF "GUARDION HEALTH SCIENCES, INC." FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A.D. 2015, AT 2:22 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5776811 8100V 150993107 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHETICATION: 2519688 DATE: 07-01-15

State of Delaware
Secretary of
State
Division of
Corporations
Delivered 04:09PM 06/30/2015
FILED 02:22 PM 06/30/2015
SRV 150993107 - 5776811 FILE

CERTIFICATE OF INCORPORATION

OF

GUARDION HEALTH SCIENCES, INC.

ARTICLE I

The name of this corporation is Guardian Health Sciences, Inc. (the "Corporation"),

ARTICLE II

The name of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company, and the address for the registered agent, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

Section I. Number of Authorized Shares. The total number of shares of stock which the Corporation shall have the authority to issue shall be One Hundred Million (100,000,000) shares. The Corporation shall be authorized to issue two classes of shares of stock, designated "Common Stock” and "Preferred Stock." The Corporation shall be authorized to issue Ninety Million (90,000,000) shares of Common Stock, each share to have a par value of $.0001 per share, and Ten Million (10,000,000) shares of Preferred Stock, each share to have a par value of $.0001 per share.

Section 2. Common Stock. The Board of Directors of the Corporation may authorize the issuance of shares of Common Stock from time to time. The Corporation may issue shares of Common Stock that are redeemed, purchased, or otherwise acquired by the Corporation unless otherwise provided by law.

Section 3. Preferred Stock. The Board of Directors of the Corporation may by resolution authorize the issuance of shares of Preferred Stock from time to time in one or more series. The Corporation may reissue shares of Preferred Stock that are redeemed, purchased, or otherwise acquired by the Corporation unless otherwise provided by law. The Board of Directors is hereby authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the. number of votes, if any, per share, as well as the number of members, if any, of the Board of Directors or the percentage of members, if any, of the Board of Directors each class or series of Preferred Stock may be entitled to elect), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of such series, but not below the number of shares of such series then outstanding.

Section 4. Dividends and Distributions. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

Section 5. Voting Rights. Each share of Common Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

ARTICLE V

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in Delaware General Corporation Law) outside the State of Delaware at such place or places as maybe designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE VI

The number of directors. of the Corporation .shall be fixed from time to time by or in the manner provided in the Bylaws of the Corporation or amendment thereof duly adopted by the Board of Directors or by the stockholders of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VII

No action, which has not been previously approved by the Board of Directors, shall be taken by the stockholders except at an annual meeting or a special meeting of the stockholders. Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

ARTICLE VIII

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this paragraph seven shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case: by the board of directors of the Corporation. Any amendment, repeal or modification of this paragraph shall not adverse)y affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE X

This Certificate of Incorporation will be effective as of June 30, 2015.

The undersigned hereby acknowledges that the foregoing certificate of incorporation and that the facts stated therein are true.

Dated: June 30, 2015	Incorporation is his act and deed

/s/ Michael Favish
Michael Favish
Incorporator
15150 Avenue of Science Suite 200
San Diego, CA 92128

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “GUARDION HEALTH SCIENCES, INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF OCTOBER, A.D. 2015, AT 2:44 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5776811 8100 SR#20150715539 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State Authentication :10362397 Date: 11-04-15

STATE OF DELAWARE CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

GUARDION HEALTH SCIENCES, INC., a corporation organized and existing under the laws of the state of Delaware (the "Corporation") hereby certifies as follows:

1.	ARTICLE IV, SECTION 1 of the Corporation's Certificate of Incorporation shall be amended and restated in its entirety to read as follows:

The total number of shares of stock authorized which the Corporation shall have the authority to issue shall be One Hundred Million (100,000,000) shares. The Corporation shall be authorized to issue two classes of shares of stock, designated "Common Stock" and "Preferred Stock." The Corporation shall be authorized to issue Ninety Million (90,000,000) shares of Common Stock, each share to have a par value of $0.001 per share, and Ten Million (10,000,000) shares of Preferred Stock, each share to have a par value of $0.001 per share.

2.	That thereafter, pursuant to resolution of its Board of Directors, a written consent of the stockholders holding a majority of the issued and outstanding shares of the capital stock of the Company was obtained and adopted in accordance with Section 211 of the General Corporation Law of the State of Delaware.

3.	The foregoing amendments have been duly adopted in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have executed this Certificate of Amendment as of this 30th day of October 2015.

/s/ Michael Favish
Name:	Michael Favish
Title:	Chief Executive Officer

 ..

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:44PM 10/30/2015
FILED 02:44PM 10/30/2015
SR 20150715539 - File Number 5776811